Exhibit 1.2

Execution Version

CHUBB INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

CHUBB LIMITED

TERMS AGREEMENT

June 13, 2019

To:	CHUBB INA HOLDINGS INC.

436 Walnut Street, WA06K

Philadelphia, PA 19106

CHUBB LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that Chubb INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell €575,000,000 aggregate principal amount of its senior debt securities due 2027 (the “Underwritten 2027 Securities”) and €575,000,000 aggregate principal amount of its senior debt securities due 2031 (the “Underwritten 2031 Securities” and, together with the Underwritten 2027 Securities, the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by Chubb Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

With Respect to the Underwritten 2027 Securities
Underwriter	Percentage	Principal Amount of Underwritten 2027 Securities

Merrill Lynch International	24.02%	€138,115,000
Citigroup Global Markets Limited	21.00%	€120,750,000
J.P. Morgan Securities plc	21.00%	€120,750,000
MUFG Securities EMEA plc	7.00%	€40,250,000
Wells Fargo Securities International Limited	7.00%	€40,250,000
ANZ Securities, Inc.	2.22%	€12,765,000
Barclays Bank PLC	2.22%	€12,765,000
BNY Mellon Capital Markets, LLC	2.22%	€12,765,000
Credit Suisse Securities (Europe) Limited	2.22%	€12,765,000
DBS Bank Ltd.	2.22%	€12,765,000
HSBC Securities (USA) Inc.	2.22%	€12,765,000
ING Bank N.V., Belgian Branch	2.22%	€12,765,000
RBC Europe Limited	2.22%	€12,765,000
Standard Chartered Bank	2.22%	€12,765,000
Total:	100%	€575,000,000

The Underwritten 2027 Securities shall have the following terms:

Title:	0.875% Senior Notes due 2027
Rank:	Senior Debt
Aggregate principal amount:	€575,000,000
Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Currency of payment:	Euro
Interest rate or formula:	0.875% per annum
Interest payment dates:	Each June 15, beginning June 15, 2020 (short first coupon)
Regular record dates:	The business day immediately preceding the relevant interest payment date
Stated maturity date:	June 15, 2027
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated June 5, 2019 to the Prospectus dated October 9, 2018,

●   Make-Whole Call prior to March 15, 2027 (DBR + 20 bps)

●   Par Call on or after March 15, 2027

Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	New York Stock Exchange
Black-out provisions:	None

Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.869% of the principal amount, plus accrued interest, if any, from June 18, 2019
Purchase price:	99.494% of the principal amount, plus accrued interest, if any, from June 18, 2019
Form:	Global certificate representing the Underwritten 2027 Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme
Applicable Time:	12:11 P.M. New York City time
Other terms and conditions:	The Underwritten 2027 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2027 Securities), the “Senior Indenture”). For purposes of the Underwritten 2027 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
London payment agent:	The Company and the Guarantor have appointed The Bank of New York Mellon, London Branch, as its London paying agent pursuant to a paying agency agreement to be dated June 18, 2019
Settlement date:	T+3 (June 18, 2019)
Closing date and location:	June 18, 2019; Sidley Austin LLP, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England

With Respect to the Underwritten 2031 Securities
Underwriter	Percentage	Principal Amount of Underwritten 2031 Securities

Merrill Lynch International	24.02%	€138,115,000
Citigroup Global Markets Limited	21.00%	€120,750,000
J.P. Morgan Securities plc	21.00%	€120,750,000
MUFG Securities EMEA plc	7.00%	€40,250,000
Wells Fargo Securities International Limited	7.00%	€40,250,000
ANZ Securities, Inc.	2.22%	€12,765,000
Barclays Bank PLC	2.22%	€12,765,000
BNY Mellon Capital Markets, LLC	2.22%	€12,765,000
Credit Suisse Securities (Europe) Limited	2.22%	€12,765,000
DBS Bank Ltd.	2.22%	€12,765,000
HSBC Securities (USA) Inc.	2.22%	€12,765,000
ING Bank N.V., Belgian Branch	2.22%	€12,765,000
RBC Europe Limited	2.22%	€12,765,000
Standard Chartered Bank	2.22%	€12,765,000
Total:	100%	€575,000,000

The Underwritten 2031 Securities shall have the following terms:

Title:	1.400% Senior Notes due 2031
Rank:	Senior Debt
Aggregate principal amount:	€575,000,000
Denomination:	€100,000 and integral multiples of €1,000 in excess thereof
Currency of payment:	Euro
Interest rate or formula:	1.400% per annum
Interest payment dates:	Each June 15, beginning June 15, 2020 (short first coupon)
Regular record dates:	The business day immediately preceding the relevant interest payment date
Stated maturity date:	June 15, 2031
Optional redemption provisions:

As described in the Company’s Preliminary Prospectus Supplement dated June 5, 2019 to the Prospectus dated October 9, 2018,

●   Make-Whole Call prior to March 15, 2031 (DBR + 25 bps)

●   Par Call on or after March 15, 2031

Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	New York Stock Exchange
Black-out provisions:	None

Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.508% of the principal amount, plus accrued interest, if any, from June 18, 2019
Purchase price:	99.033% of the principal amount, plus accrued interest, if any, from June 18, 2019
Form:	Global certificate representing the Underwritten 2031 Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of the common depositary for Euroclear Bank SA/NV and Clearstream Banking, société anonyme
Applicable Time:	12:11 P.M. New York City time
Other terms and conditions:	The Underwritten 2031 Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (the “Bank of New York Mellon”, formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time (including by any supplement which may be entered into in connection with the issuance of the Underwritten 2031 Securities), the “Senior Indenture”). For purposes of the Underwritten 2031 Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
London payment agent:	The Company and the Guarantor have appointed The Bank of New York Mellon, London Branch, as its London paying agent pursuant to a paying agency agreement to be dated June 18, 2019
Settlement date:	T+3 (June 18, 2019)
Closing date and location:	June 18, 2019; Sidley Austin LLP, Woolgate Exchange, 25 Basinghall Street, London EC2V 5HA, England

Notices: Notice to the Underwriters shall be directed to the following, as Representatives, as follows:

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk

Facsimile: +44 (0)20 7995 0048

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Facsimile: +44 20 3493 0682

Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group

All of the provisions contained in the document attached as Annex I hereto entitled “CHUBB INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities – Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by CHUBB LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints Chubb Group Holdings Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

By executing this Terms Agreement, each of the Underwriters hereby agrees to be bound by the provisions of the ICMA Agreement Among Managers Version 1 (Fixed-Price Non-Equity Related Issues)/New York Law Schedule (the “AMM”), save that clause 3 of the AMM shall not apply and, in the event of any conflict between the provisions of the AMM and this Terms Agreement, the terms of this Terms Agreement shall prevail. For the purposes of the AMM, “Managers” means the Underwriters and the Lead Managers shall be “Representative(s)”, “Settlement Lead Manager” and “Stabilizing Manager” means Merrill Lynch International and “Subscription Agreement” means this Terms Agreement.

Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

a)

each of Merrill Lynch International, Citigroup Global Markets Limited and J.P. Morgan Securities plc (each a “Manufacturer” and together “the Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Underwritten Securities and the related information set out in the Prospectus/announcements in connection with the Underwritten Securities; and

b)

MUFG Securities EMEA plc, Wells Fargo Securities International Limited, ANZ Securities, Inc., Barclays Bank PLC, BNY Mellon Capital Markets, LLC, Credit Suisse Securities (Europe) Limited, DBS Bank Ltd., HSBC Securities (USA) Inc., ING Bank N.V., Belgian Branch, RBC Europe Limited, Standard Chartered Bank, the Company and Chubb Limited note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Underwritten Securities by the Manufacturers and the related information set out in the Prospectus/announcements in connection with the Underwritten Securities.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 12:11 P.M. (New York City time) on June 13, 2019 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

Very truly yours,

MERRILL LYNCH INTERNATIONAL

By:	/s/ Julien Rosian
Name: Julien Rosian
Title: Managing Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Julia Bardin
Name: Julia Bardin
Title: Delegated Signatory

J.P. MORGAN SECURITIES PLC

By:	/s/ N.J. Darrant
Name: N.J. Darrant
Title: Executive Director

Signature Page to Terms Agreement

MUFG SECURITIES EMEA PLC

By:	/s/ James Morgan
Name: James Morgan
Title: Authorized Signatory

Signature Page to Terms Agreement

WELLS FARGO SECURITIES INTERNATIONAL LIMITED

By:	/s/ Alicia Reyes
Name: Alicia Reyes
Title: CEO

Signature Page to Terms Agreement

ANZ SECURITIES, INC.

By:	/s/ Ami Aharon
Name: Ami Aharon
Title: Senior Vice President

Signature Page to Terms Agreement

BARCLAYS BANK PLC

By:	/s/ Lynda Fleming
Name: Lynda Fleming
Title: Authorized Attorney

Signature Page to Terms Agreement

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

Signature Page to Terms Agreement

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Scott J. Roose
Name: Scott J. Roose
Title: Managing Director

By:	/s/ Anthony Stringer
Name: Anthony Stringer
Title: Director

Signature Page to Terms Agreement

DBS BANK LTD.

By:	/s/ Lum Moe Tchun
Name: Lum Moe Tchun
Title: Managing Director

Signature Page to Terms Agreement

HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
Name: Diane Kenna
Title: Managing Director

Signature Page to Terms Agreement

ING BANK N.V., BELGIAN BRANCH

By:	/s/ Kris Devos
Name: Kris Devos
Title: Senior Desk Manager

By:	/s/ Patrice Kasiers
Name: Patrice Kasiers
Title: Senior Advisor

Signature Page to Terms Agreement

RBC EUROPE LIMITED

By:	/s/ Ivan Browne
Name: Ivan Browne
Title: Duly Authorised Signatory

Signature Page to Terms Agreement

STANDARD CHARTERED BANK

By:	/s/ Rajan Bagri
Name: Rajan Bagri
Title: Managing Director

Signature Page to Terms Agreement

Accepted:

CHUBB INA HOLDINGS INC.

By:	/s/ Mark Hammond
Name: Mark Hammond
Title: Senior Vice President and
Chief Financial Officer

CHUBB LIMITED

By:	/s/ Joseph F. Wayland
Name: Joseph F. Wayland
Title: Executive Vice President,
General Counsel and Secretary

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated June 13, 2019 (attached hereto as Schedule II)

Schedule II

CHUBB INA HOLDINGS INC.

FINAL TERM SHEET

Supplementing the Preliminary Prospectus	Filed Pursuant to Rule 433
Supplement dated June 5, 2019	Registration Statement No. 333-227749
(To Prospectus dated October 9, 2018)	and 333-227749-01

€1,150,000,000

Chubb INA Holdings Inc.

€575,000,000 0.875% Senior Notes due 2027

€575,000,000 1.400% Senior Notes due 2031

Each Fully and Unconditionally Guaranteed by

Chubb Limited

Pricing Term Sheet

June 13, 2019

Issuer:	Chubb INA Holdings Inc.

Issuer Legal Entity Identifier:	CZCBJZWDMLTHWJDXU843

Guarantor:	Chubb Limited

Offering Format:	SEC Registered

Security Type:	Senior Unsecured Notes

Description of Securities:	0.875% Senior Notes due 2027 (the “2027 Notes”) 1.400% Senior Notes due 2031 (the “2031 Notes” and, together with the 2027 Notes, the “Notes”)

Pricing Date:	June 13, 2019

Settlement Date:	June 18, 2019 (T+3)

Maturity Date:	2027 Notes: June 15, 2027 2031 Notes: June 15, 2031

Principal Amount:	2027 Notes: €575,000,000 2031 Notes: €575,000,000

Public Offering Price:	2027 Notes: 99.869% 2031 Notes: 99.508%

Coupon (Interest Rate):	2027 Notes: 0.875% per year 2031 Notes: 1.400% per year

Coupon Payment Dates:		2027 Notes: Annually on June 15, commencing June 15, 2020 (short first coupon) 2031 Notes: Annually on June 15, commencing June 15, 2020 (short first coupon)

Benchmark Government Security:		2027 Notes: DBR 0.25% due February 2027 2031 Notes: DBR 0.25% due February 2029

Benchmark Government Security Price / Yield:		2027 Notes: 105.24 / -0.421% 2031 Notes: 104.82 / -0.242%

Spread to Benchmark Government Security:		2027 Notes: +131.3 basis points 2031 Notes: +168.7 basis points

Denomination:		€100,000 and integral multiples of €1,000 in excess thereof

Day Count Convention:		Actual/Actual (ICMA)

Yield to Maturity:		2027 Notes: 0.892% 2031 Notes: 1.445%

Mid-Swaps:		2027 Notes: 0.092% 2031 Notes: 0.415%

Spread to Mid-Swaps:		2027 Notes: +80 basis points 2031 Notes: +103 basis points

Optional Redemption:		In each case as described in the Preliminary Prospectus Supplement –
	2027 Notes:	● Make-Whole Call prior to March 15, 2027 (DBR + 20 basis points)
● Par Call on or after March 15, 2027

	2031 Notes:	● Make-Whole Call prior to March 15, 2031 (DBR + 25 basis points)
● Par Call on or after March 15, 2031

Listing:		The Issuer intends to apply to list the Notes on the New York Stock Exchange

CUSIP/ISIN/Common Code:		2027 Notes: 171239 AC0 / XS2012102674 / 201210267 2031 Notes: 171239 AD8 / XS2012102914 / 201210291

Joint Book-Running Managers:		Merrill Lynch International Citigroup Global Markets Limited J.P. Morgan Securities plc MUFG Securities EMEA plc Wells Fargo Securities International Limited

Co-Managers:		ANZ Securities, Inc. Barclays Bank PLC BNY Mellon Capital Markets, LLC Credit Suisse Securities (Europe) Limited DBS Bank Ltd. HSBC Securities (USA) Inc.

ING Bank N.V., Belgian Branch RBC Europe Limited Standard Chartered Bank

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in these offerings will arrange to send you the prospectus if you request it by calling Merrill Lynch International toll-free at 1-800-294-1322, Citigroup Global Markets Limited toll-free at 1-800-831-9146 or J.P. Morgan Securities plc collect at +44-207-134-2468.

MiFID II professionals/ECPs-only / No PRIIPs KID – Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the EEA.

This pricing term sheet is not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (as amended or superseded) as implemented in member states of the European Economic Area.

The communication of this pricing term sheet and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons in the United Kingdom to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this pricing term sheet relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet or any of its contents.

Relevant stabilisation regulation including FCA/ICMA will apply.

3

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]